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                                                                    Exhibit 99.2


                         Proxy and Cash Election Form


     The undersigned limited partner of the partnership named below ("Partnership"), does hereby constitute and appoint Leo E. Woodard or John K. Penton, duly authorized officers of the managing general partner of the Partnership, as proxies, with full power of substitution and hereby authorizes the proxies or any of them to represent the undersigned and to vote the partnership interests listed below as indicated hereon at the special meeting of the Partnership to be held on _____________, 2000, and any adjournments thereof.

Vote on Plan of Combination
---------------------------

     1. The approval and adoption of the Plan of Combination as described in the Canaan Energy Corporation Prospectus/Proxy Statement dated _____________, 2000 ("Prospectus").

          [_]    "FOR"       [_]    "AGAINST"    [_]   "ABSTAIN"

     2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS STATED. IF NO DIRECTION IS STATED, IT WILL BE VOTED "FOR" THE PLAN OF COMBINATION.

Cash Election
-------------

     In order to make a cash election, limited partners MUST VOTE "FOR" the Plan of Combination.

[_] Subject to the availability to elect a cash payment in lieu of CEC Common Stock, I elect to receive cash in accordance with the Plan of Combination as described in the Prospectus rather than CEC Common Stock.

Dissenters Rights of Appraisal
------------------------------

     In order to exercise dissenters rights of appraisal, limited partners must not vote "FOR" the Plan of Combination and must provide notice of demand for
---
dissenters rights of appraisal to the general partner in accordance with the procedures described in the Prospectus.

     Receipt of the Notice of Special Meeting of Limited Partners and the Prospectus/Proxy Statement dated ___________, 2000 is acknowledged.
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     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND RETURN IN THE ENCLOSED,
POSTAGE-PAID, PRE-ADDRESSED ENVELOPE BY ____________, 2000.


               Mailing label with name, address, name of partnership and % of revenues



(Signature)                                             (Date)

(Name-please print)

(Signature of Joint Tenant, if applicable)

____________________________________
(Name of Joint Tenant - Please Print)


     IF LIMITED PARTNERSHIP INTERESTS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.